Form of Proxy

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

SGB INTERNATIONAL HOLDINGS INC.
(the "Company")

I/We being holder(s) of common shares of SGB International Holdings Inc. hereby appoint: Peifeng Huang, the Chief Financial Officer of the Company, or in the place of the foregoing, Shibi Chen, the Chief Executive Officer of the Company, or in the place of the foregoing, ________________________________ *(print the name)*, as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and to vote at such proxyholder's discretion with respect to any amendments or variations to matters referred to in the accompanying notice of the meeting as well as all other matters that may properly come before the meeting to be held at the offices of the Company at No. 25 Jia He Road, Xinjing Centre, Unit C2606 Siming District, Xiamen City, Fujian Province PRC China 362300, on September 23, 2013, at the hour of 10:00 a.m. (local time), and at any adjourned or postponed meeting, to the extent permitted by law.

Authorized Signature (s)

SIGN HERE: ________________________________

PRINT NAME HERE: ________________________
DATE SIGNED: ______________________

1.	**Fix the Number of Directors**	For	Against
	To fix the number of directors at three (3)	____	____
2.	**Election of Directors**	For	Withhold
	To elect the following individuals as directors of the Company		
	Shibi Chen	____	____
	Peifeng Huang	____	____
	Wensi Chen	____	____
3.	**Appointment of Auditor**	For	Withhold
	To appoint MNP LLP, CPA, as the auditor of the Company and to authorize the directors of the Company to fix the auditor's remuneration	____	____
4	**Proposed Asset Disposition**	For	Against
	To approve, as a special resolution, the Proposed Asset Disposition as described in the Information Circular accompanying this proxy	____	____
5	**Proposed Fund Raising**	For	Against
	To approve the Proposed Fund Raising as described in the Information Circular accompanying this proxy	____	____

The Board of Directors and Management recommend that shareholders vote "For" Items 1 through 5 above.

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF FORM OF PROXY

1.	This proxy is solicited by and on behalf of the Management of the Company.

2.

You may appoint another person or company, who needs not be a shareholder, to attend the meeting on your behalf and vote your shares as your proxyholder by inserting the name of the person or company you wish to represent you at the meeting in the space provided on the reverse side for an alternate proxyholder.

3.

You must date this proxy and sign your name as it appears on your share certificates. When shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If you are voting on behalf of a corporation, partnership or another individual, you may be required to provide documentation evidencing your power to sign this proxy with the signing capacity stated.

4.	If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed by the Company.

5.

Your shares represented by this proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly; and if you have not specified how to vote on a particular matter, then your proxyholder can vote your shares as he or she sees appropriate. If you have appointed one of the management proxyholders named on the reverse side and you have not specified how to vote on a particular matter, the proxyholder(s) will vote your shares in the manner recommended by our board of directors on each item of business which you are entitled to vote on.

6.

This proxy confers discretion on the proxyholder with respect to any amendments or variations to matters identified in the accompanying notice of the meeting and other matters which may properly come before the meeting, to the extent permitted by law.

7.

In order to be voted, the completed proxy must be received by the Company’s registrar and transfer agent, Pacific Stock Transfer Company by mail no later than 5:00 p.m. (Pacific time) on September 18, 2013, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed meeting.

Please complete, date, sign and return by mail your proxy to:

Pacific Stock Transfer Company
4045 South Spenser Street, Suite 403
Las Vegas, Nevada 89119
U.S.A.